Exhibit 10.39
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 20, 2007, by and between Mesa Air Group, Inc., a Nevada corporation (the “Company”), and Brian S. Gillman (“Executive”).
RECITALS
     The Company and Executive are parties to an employment agreement dated as of April 30, 2005 (the “Original Employment Agreement”). The parties have agreed to enter into this Amendment to the Original Employment Agreement.
AGREEMENT
          1.     Section 2 of the Original Employment Agreement is hereby amended by deleting the word “three” and inserting in its place the word “six.”
          2.     Section 3.1 of the Original Employment Agreement is hereby amended by changing the Base Salary to $190,000, effective November 15, 2007.
          3.     New Section 3.8 is hereby added to the Original Employment Agreement:
          “Section 3.8 Deferred Compensation.     Upon the execution of this Amendment and on March 31 of each year thereafter during the term of the Original Agreement (as amended hereby), the Company shall contribute $50,000 for the benefit of Executive under a Deferred Compensation Plan mutually acceptable to Executive and the Company.”
          4.     Section 4 of the Original Employment Agreement is hereby amended to change the term “Vice President” to “Executive Vice President.”
          5.     Except as otherwise provided herein, all other terms of the Original Employment Agreement shall remain in full force and effect.

COMPANY: MESA AIR GROUP, INC.
By:
Title:

EXECUTIVE:
/s/ Brian S. Gillman
Brian S. Gillman